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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): July 30, 2002


                             SEALED AIR CORPORATION
            -------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)



          Delaware                       1-12139                 65-0654331
------------------------------  ----------------------------  -----------------
      (State or Other            (Commission File Number)      (IRS Employer
Jurisdiction of Incorporation)                               Identification No.)



                  Park 80 East
           Saddle Brook, New Jersey                             07663-5291
        --------------------------------                      --------------
    (Address of Principal Executive Offices)                    (Zip Code)

                                  201-791-7600
           -----------------------------------------------------------
              (Registrant's telephone number, including area code)


                                 Not Applicable
  -----------------------------------------------------------------------------
          (Former Name or Former Address, If Changed Since Last Report)



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

Item 9. Regulation FD Disclosure.


         Sealed Air Corporation (the "Company") issued the following press release on July 30, 2002:

                    SEALED AIR CORPORATION COMMENTS ON RULING

         SADDLE BROOK, N.J., Tuesday, July 30, 2002 - Sealed Air Corporation (NYSE:SEE) reported today that the federal court overseeing the W. R. Grace bankruptcy proceeding, which will hear the September 30, 2002 trial of fraudulent transfer claims against Sealed Air Corporation, issued a ruling on the legal standards applicable to the trial. Subject to certain limitations, the ruling held that post-1998 asbestos claims should be included in the solvency analysis of W. R. Grace. Sealed Air issued the following statement:

              "The 1998 transaction by which the Cryovac business of Grace was combined with Sealed Air was an arm's-length transaction negotiated in good faith between two independent companies after considering all relevant issues including Grace's solvency under applicable law. We are disappointed with the interim pre-trial ruling on the legal standards to be applied at the September 30th hearing, and we will seek a prompt appeal of this decision."

         Sealed Air Corporation is a leading global manufacturer of a wide range of food, protective and specialty packaging materials and systems, including such widely recognized brands as Bubble-Wrap(R) air cellular cushioning, Jiffy(R) protective mailers and Cryovac(R) food packaging products. For more information about Sealed Air Corporation, please visit the Company's website at www.sealedair.com.




---------------------------
Certain statements made by the Company in this press release may be forward-looking statements. These statements include comments as to future events and trends affecting the Company's business, which are based upon management's current expectations and are necessarily subject to risks and uncertainties, many of which are outside the control of the Company. Forward-looking statements can be identified by such words as "expects," "intends," "plans," "estimates" and similar expressions. Actual results may differ materially from these expectations due to a number of factors, including changes in economic, business and market conditions in the geographic areas in which the Company conducts business, factors affecting customers, raw material costs and legal proceedings, including those related to W. R. Grace & Co. A more extensive list and description of these factors can be found under the heading "Forward-Looking Statements" in Management's Discussion and Analysis of Results of Operations and Financial Condition, which appears in the Company's most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, and in the Company's other publicly available filings with the Securities and Exchange Commission.

         The Company issued the following press release on August 1, 2002:


                    SEALED AIR HOLDS INVESTOR CONFERENCE CALL


         SADDLE BROOK, N.J., Thursday, August 1, 2002 - Sealed Air Corporation (NYSE:SEE) held a conference call today to address concerns related to a recent ruling on the legal standards to be applied in the September 30th trial of fraudulent transfer claims against the Company. William V. Hickey, President and CEO, delivered the following remarks:

         "Good morning. Yesterday, after the dramatic downward pressure on Sealed Air stock over the last two days, we concluded that we needed to hold a conference call with our shareholders. Many of you have called to offer support and encouragement, and urged us to schedule a call. But we weren't sure what we could say at this stage in the legal process.

         There will be some limits on what I can say this morning because of the pending lawsuit and I will not be able to take any questions during this call, but I do want to share my personal views and commitments with you today.

         I have deep concern and sympathy for the victims of asbestos. Many of us know friends and family that have been victims of asbestos. I also have deep concern for the shareholders and the 17,000 employees of Sealed Air, many of whom are also shareholders who have seen the value of their investments, their life savings and their retirement funds plummet.

         I want to speak to you today not just as CEO of Sealed Air, but also as an employee and as a shareholder. I don't have any stock options. I own the stock. In fact, I have retained over 80% of all the equity compensation I have received over the last twenty years.

         Let me remind you I am not a lawyer, so I will not go into the legal details of this case. However, for the benefit of those who may not have kept up with the case or for our newer shareholders, I will briefly cover the background of the case.

         For nearly thirty years, Sealed Air and Cryovac admired each other's business achievements. Each business built a leadership position in different segments of the packaging industry. Sealed Air in Protective Packaging and Cryovac in Food Packaging. Over the years there were several attempts to put the businesses together to create a world class packaging company. None of the earlier attempts succeeded, but in 1998 we were able to separate the Cryovac business from W. R. Grace and put the two businesses together in Sealed Air Corporation. As part of that transaction, W. R. Grace, which had asbestos liabilities for many years, retained the asbestos liabilities and a profitable specialty chemicals business. Grace also agreed to indemnify Sealed Air for any claims made against Sealed Air or Cryovac. After all, neither the Sealed Air business nor the Cryovac business ever made or sold asbestos.

         Following the bankruptcy of W. R. Grace in April, 2001, two committees of asbestos plaintiffs have sought to show that the Cryovac transaction was a fraudulent transfer. For the non-lawyers among us, myself included, the fraudulent transfer laws are an important part of our legal system to prevent people or companies which owe money, or have liabilities, from transferring their assets and leaving themselves insolvent so that their creditors cannot get the assets in settlement of their claims. In the Cryovac transaction we strongly believe this not to be the situation. As we have said before, the Cryovac transaction was an arm's-length transaction between two companies for a very valid business purpose. Before we completed the transaction, we did our due diligence to make sure that it made sense on every level.

         At the trial that is set to start on September 30th, the plaintiffs have to show that Grace was insolvent or became insolvent as a result of the Cryovac transaction. If they can't show that, then Sealed Air prevails.

         Late Monday there was a ruling issued with respect to the standards to be applied at the September 30th hearing. There has obviously been a great deal of activity in our stock over the last couple of days as a result of the ruling and I want to sort out the truth from some of the fiction I've been hearing.

         First of all, let me just say to all of our investors, customers, employees, and friends. We're still the same company we were three days ago. We are operationally strong, with strong cash flow and quality product lines that provide unique packaging solutions.

         I think there has been a great over-reaction to the ruling issued on Monday. The fact is that the trial of the issues is far from over; in fact, it hasn't even begun. Monday's ruling was one of a number of preliminary, pre-trial rulings. It does not decide the merits of the case. There is still going to be a trial, where the facts and arguments involved in this issue will be fully aired and analyzed. What the court ruled on was the legal standard to be applied to the question of Grace's solvency. The judge did not determine whether Grace was solvent or not. The judge certainly did not determine that the Cryovac acquisition was a fraudulent transfer. This preliminary ruling was one of many that may occur on the road to a final ruling.

         But let me repeat that Monday's decision unexpectedly dismissed our arguments and was a real disappointment to Sealed Air. We think that different legal standards apply, and we believe that the appeals court will see it our way. Usually, you can't appeal an issue until a final decision - which in this case would mean after trial. However, in some special circumstances, it's possible to appeal a ruling before you get to a final decision, but you first have to get permission to appeal. That's what we're pursuing now.

         Now, let's talk about the issue of Grace's solvency. When we did the due diligence before the transaction closed in 1998, solvency analyses of Grace were conducted. Outside experts concluded that Grace was solvent by a large margin, even taking future potential liabilities into account. We would not have completed the acquisition without that comfort.

         Which brings us back to Monday's ruling. What was before the court is the legal standard to be used to determine Grace's solvency. We believe that the law requires an analysis of whether Grace was solvent based on what was known or reasonably expected at the time of the transaction.

That means, you look at all the assets and liabilities of Grace -- including future liabilities that could reasonably be projected at the time. By that standard, we believe Grace was solvent by a wide margin. The other side claims that you can use the benefit of hindsight -- that you look not only at current and projected liabilities as reasonably understood in 1998, but also at liabilities that may have arisen after the transaction was completed -- even years after. And the plaintiffs want that potentially larger figure to be used for the purpose of determining whether Grace was solvent back in 1998. The ruling Monday basically accepted the plaintiffs' argument that you may use the benefit of hindsight to determine solvency.

         We hope to file papers seeking to appeal that ruling by the end of today. If we don't get the opportunity to appeal this ruling now, we will go to trial. We'll put on our best case, and if we don't prevail, we will be able to appeal this issue then.

         I think it's important to understand what this ruling means not only for Sealed Air, but for the wider business community. Basically, as we argued in our briefs to the court, this ruling could adversely affect many commercial and corporate transactions. Many parties to transactions have potential liabilities, and thorough due diligence should be sufficient to determine solvency, just as Sealed Air did in the Cryovac transaction.

         Businesses shouldn't have to worry that years later, that somehow the deal could be challenged or undone in light of subsequent events. We are confident that this is not, and should not be, the correct view of the law. We expect that the Third Circuit Court of Appeals will recognize this, and that's why we are seeking an immediate appeal of this interim, pre-trial ruling.

         As we have said before, we think the hearing set to begin on September 30th will go a long way toward addressing the issues we face regarding whether Sealed Air has any liability connected to the Cryovac acquisition.

         Some of you may have already seen the Dow Jones headline on the Standard and Poor's press release yesterday and I would encourage everyone listening today to read the entire press release which talks at length about the many strengths of the Company.

         I remain committed to the value of this Company, the security of our employees, the needs of our customers and the rights of our shareholders and our other constituents around the world.

         We look forward to the start of the trial and a resolution of this issue. We expect to prevail. We will be here selling Bubble-Wrap(R) Cushioning and Cryovac(R) Food Packaging long after these issues are resolved. We will keep you updated. That concludes my remarks. Thank you for joining us this morning."

         Sealed Air Corporation is a leading global manufacturer of a wide range of food, protective and specialty packaging materials and systems, including such widely recognized brands as Bubble-Wrap(R) air cellular cushioning, Jiffy(R) protective mailers and Cryovac(R) food packaging products. For more information about Sealed Air Corporation, please visit the Company's website at www.sealedair.com.

---------------------------
Certain statements made by the Company in this press release may be forward-looking statements. These statements include comments as to future events and trends affecting the Company's business, which are based upon management's current expectations and are necessarily subject to risks and uncertainties, many of which are outside the control of the Company. Forward-looking statements can be identified by such words as "expects," "intends," "plans," "estimates" and similar expressions. Actual results may differ materially from these expectations due to a number of factors, including changes in economic, business and market conditions in the geographic areas in which the Company conducts business, factors affecting customers, raw material costs and legal proceedings, including those related to W. R. Grace & Co. A more extensive list and description of these factors can be found under the heading "Forward-Looking Statements" in Management's Discussion and Analysis of Results of Operations and Financial Condition, which appears in the Company's most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, and in the Company's other publicly available filings with the Securities and Exchange Commission.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                     SEALED AIR CORPORATION

                                     By:  /s/ MARY A. COVENTRY
                                         ---------------------------
                                         Name:  Mary A. Coventry
                                         Title: Vice President
Dated:  August 1, 2002